As filed with the Securities and Exchange Commission on August 18, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEKTAR THERAPEUTICS

(Exact name of registrant as specified in its charter)

Delaware	94-3134940
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan

(Full Title of the Plan)

Mark A. Wilson

Senior Vice President and General Counsel

Nektar Therapeutics

455 Mission Bay Boulevard South

San Francisco, California 94158

415-482-5300

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of registration fee
Common Stock, $0.0001 par value	5,000,000 shares(2)	$13.57	(3)	$67,850,000	$7,402.44

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (the “Common Stock”), which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Consists of 5,000,000 shares issuable under the Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan, pursuant to such plan.

(3)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The price represents the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on August 17, 2021.

EXPLANATORY NOTE

On March 24, 2021, the board of directors of the Registrant approved an amendment to the Registrant’s Amended and Restated 2017 Performance Incentive Plan (as amended, the “PIP”), pursuant to which the number of shares of Common Stock reserved and available for issuance under the PIP increased by 5,000,000 shares subject to stockholder approval, which was received on June 10, 2021. This Registration Statement on Form S-8 registers these 5,000,000 additional shares of Common Stock. The additional shares available for issuance under the PIP are of the same class as other securities relating to the PIP for which the Registrant’s registration statements filed on Form S-8 (Registration No. 333-218777) on June 15, 2017, on Form S-8 (Registration No. 333-226004) on June 29, 2018, and on Form S-8 (Registration No. 333-242327) on August 7, 2020 are effective.

The information contained in the Registrant’s prior registration statements on Form S-8 is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1*	Certificate of Incorporation of Inhale Therapeutic Systems (Delaware), Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

4.2*	Certificate of Amendment of the Amended Certificate of Incorporation of Inhale Therapeutic Systems, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.3*	Certificate of Ownership and Merger of Nektar Therapeutics (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on January 23, 2003).

4.4*	Certificate of Ownership and Merger of Nektar Therapeutics AL, Corporation with and into Nektar Therapeutics (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009).

4.5*	Amended and Restated Bylaws of Nektar Therapeutics (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 21, 2020).

4.6*	Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021).

4.7*	Specimen Stock Certificate Evidencing the Shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on January 23, 2003).

4.8*	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020).

5.1**	Opinion of Goodwin Procter LLP with respect to the validity of the securities.

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Previously filed with the Commission and incorporated herein by reference.
**	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 18, 2021.

NEKTAR THERAPEUTICS

By:	/s/ Howard W. Robin
Howard W. Robin
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Howard W. Robin and Gil M. Labrucherie, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Howard W. Robin	Chief Executive Officer, President, and Director	August 18, 2021
Howard W. Robin	(Principal Executive Officer)

/s/ Gil M. Labrucherie	Senior Vice President, Chief Operating Officer, and Chief Financial Officer	August 18, 2021
Gil M. Labrucherie	(Principal Financial Officer)

/s/ Jillian B. Thomsen	Senior Vice President, Finance and Chief Accounting Officer	August 18, 2021
Jillian B. Thomsen	(Principal Accounting Officer)

/s/ Robert B. Chess	Director, Chairman of the Board of Directors	August 18, 2021
Robert B. Chess

/s/ Jeffrey R. Ajer	Director	August 18, 2021
Jeffrey R. Ajer

/s/ Myriam J. Curet	Director	August 18, 2021
Myriam J. Curet

/s/ Karin Eastham	Director	August 18, 2021
Karin Eastham

/s/ R. Scott Greer	Director	August 18, 2021
R. Scott Greer

/s/ Roy A. Whitfield	Director	August 18, 2021
Roy A. Whitfield

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